SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 1, 1998




                             SMITHFIELD FOODS, INC.

             (Exact name of registrant as specified in its charter)


    VIRGINIA                 0-2258               52-0845861

(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


         200 COMMERCE STREET
         SMITHFIELD, VIRGINIA                          23430

 (Address of principal executive                     (Zip Code)
             offices)


Registrant's telephone number, including area code (757) 365-3000

ITEM 5.  OTHER EVENTS

     Smithfield Foods, Inc. (the "Registrant") announced on December 2, 1998, the final results of the offer by its wholly-owned subsidiary, Smithfield Canada Limited ("Smithfield Canada"), for Schneider Corporation.

         By the expiry of Smithfield Canada's offer on December 1, 1998, Schneider Corporation's shareholders had deposited approximately 693,110 Common Shares and 3,929,544 Class A Non-Voting Shares in acceptance of Smithfield Canada's offer, representing approximately 94% of the outstanding Common Shares and 59% of the outstanding Class A Non-Voting Shares. As a result, Smithfield Canada owns 94% of the votes and 62.5% of the total equity of Schneider Corporation.

         Smithfield Canada issued approximately 2,505,000 Exchangeable Shares under the offer. Each Exchangeable Share is exchangeable by the holder at any time for one common share of Smithfield Foods.

         A copy of a news release issued by the Registrant on December 2, 1998, is filed herewith as Exhibit 99.

                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                           (Registrant)

                           By:  /s/ Aaron D. Trub
                                  (Signature)

                                 Aaron D. Trub
                                 Vice President, Chief Financial
                                 Officer and Secretary



Dated:   December 2, 1998